UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 3, 2009

MYSTARU.COM, INC.
(Exact name of registrant as specified in charter)

Delaware	333-62236	35-2089848
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6 North Twelfth Road
Country Garden
Shunde District
Foshan City, Guangdong, China 528312
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code - (86)  757 2663 9986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
MyStarU.com, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of August 3, 2009, to sell 50,000,000 restricted shares of the Company’s common stock, par value $.001, to Wukuang IE Limited, a British Virgin Islands corporation, at a purchase price of $0.06 per share, for a total of $3,000,000. A copy of the Stock Purchase Agreement is attached to this Current Report as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.
    See the information set forth above under Item 1.01 of this Current Report, which information is incorporated hereunder by this reference. The Company consummated the Stock Purchase Agreement under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement dated as of August 3, 2009 between theCompany and Wukuang IE Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYSTARU.COM, INC.

Dated: August 10, 2009	By:	/s/ Alan Lun
Alan Lun
Chief Executive Officer